EXHIBIT 10.3

ASECO CORPORATION

1993 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective as of June 18, 1998)

 l. PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of Aseco Corporation (the "Company"), and its subsidiaries, who wish to become stockholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

 2. ELIGIBLE EMPLOYEES. Subject to provisions of Sections 8, 9 and 10 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors of the Company (the "Board") or the Administrator (as defined in Section 3 below) as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 4 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:

(a) in excess of 20 hours per week; and

(b) more than five months in the relevant calendar year.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board or by a committee or person appointed by the Board (the "Administrator"). The Board shall have the right to delegate to the Administrator full power to administer, interpret and apply all provisions of the Plan including, without limitation, the right to determine the frequency and duration of Offering Periods (as defined in Section 7 below) hereunder. In the event the Board fails to appoint or refrains from appointing an Administrator, the Board shall have all power and authority to administer the Plan. In such event, the word "Administrator" wherever used herein shall be deemed to mean the Board. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.



 4. OFFERING DATES. From time to time the Company, by action of the Administrator, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Administrator.

 5. PRICES. The price per Share for each grant of rights hereunder shall be the lesser of:

     (a)  eighty-five percent (85%) of the fair market value of a Share on the
Offering       Date on which such right was granted; or

     (b)  eighty-five percent (85%) of the fair market value of a Share on the
date such           right is exercised.

At its discretion, the Administrator may determine a higher price for a grant of rights.

For purposes of this Plan, the term "fair market value" on any date means (i) the average (on that date) of the high and low prices of the Company's Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) closing bid price or (the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System or on a national securities exchange. If the Company's Common Stock is not publicly traded at the time a right is granted under this Plan, "fair market value" shall mean the fair market value of the Common Stock as determined by the Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

 6.  EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

     (a)  Rights granted under the Plan will be exercisable periodically on
specified dates          as determined by the Administrator.

     (b)  The method of payment for Shares purchased upon exercise of rights
granted             hereunder shall be through regular payroll deductions or
by lump sum cash              payment, or both, as determined by the
Administrator.  No interest shall be paid         upon payroll deductions
unless specifically provided for by the Administrator.

     (c)  Any payments received by the Company from a participating employee
and not             utilized for the purchase of Shares upon exercise of a
right granted hereunder       shall be promptly returned to such employee by
the Company after termination of        the right to which the payment
relates.

 7. TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period ("Offering Period") as shall be determined
by the    Administrator when it authorizes the Offering, provided that no
Offering Period shall    be longer than twenty-seven (27) months.

 8. SHARES SUBJECT TO THE PLAN. No more than 150,000 Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the
above figure, in the number of     shares covered by outstanding rights
granted hereunder, in the exercise price of the   rights and in the maximum
number of Shares which an employee may purchase (pursuant to     Section 10
below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the
effective date of the    Plan, provided that no fractional Shares shall be
subject to a right and each right  shall be adjusted downward to the nearest
full Share.  Any agreement of merger or      consolidation will include
provisions for protection of the then existing rights of    participating
employees under the Plan.  Either authorized and unissued Shares or   issued
Shares heretofore or hereafter reacquired by the Company may be made subject
to   rights under the Plan.  If for any reason any right under the Plan
terminates in whole      or in part, Shares subject to such terminated right
may again be subjected to a right  under the Plan.

 9.  LIMITATIONS ON GRANTS.

     (a)  No employee shall be granted a right hereunder if such employee,
immediately    after the right is granted, would own stock or rights to
purchase stock possessing five     percent (5%) or more of the total combined
voting power or value of all classes of      stock of the Company, or of any
subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.


(b)  No employee shall be granted a right which permits his right to purchase
shares under   all employee stock purchase plans of the Company and its
subsidiaries to accrue at a   rate which exceeds twenty-five thousand dollars
($25,000) (or such other maximum as may      be prescribed from time to time
by the Code) of the fair market value of such Shares   (determined at the time
such right is granted) for each calendar year in which such      right is
outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

(c)  No right granted to any participating employee under a single Offering
shall cover more    shares than may be purchased at an exercise price equal to
6% of the total base (i.e.,   excluding bonuses and commissions) compensation
payable to the employee during the      Offering Period not taking into
consideration any changes in the employee's rate of    compensation after the
date the employee elects to participate in the Offering, or such      other
percentage as determined by the Administrator from time to time.

 10. LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner,
and within the time      limitation, established by the Administrator when it
authorizes the Offering.

11.  CANCELLATION OF ELECTION TO PARTICIPATE.  An employee who has elected to
participate in      an Offering may, unless the employee has waived this
cancellation right at the time of  such election in a manner established by
the Administrator, cancel such election as to     all (but not part) of the
rights granted under such Offering by giving written notice      of such
cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of
Shares from    the employee's compensation through payroll deductions shall be
paid to the employee,    without interest, upon such cancellation.

12.  TERMINATION OF EMPLOYMENT.  Upon termination of employment for any
reason, including   the death of the employee, before the date on which any
rights granted under the Plan      are exercisable, all such rights shall
immediately terminate and amounts paid by the     employee for the Shares or
withheld for the purchase of Shares from the employee's     compensation
through payroll deductions shall be paid to the employee or to the employee's estate, without interest.


13.  EMPLOYEE'S RIGHTS AS STOCKHOLDER.  No participating employee shall have
any rights as a     stockholder in the Shares covered by a right granted
hereunder until such rights has    been exercised, full payment has been made
for the corresponding Shares and the Share   certificate is actually issued.

14.  RIGHTS NOT TRANSFERABLE.  Rights under the Plan are not assignable or
transferable by a   participating employee and are exercisable only by the
employee.

15.  LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.  The Plan is intended
to provide     shares of Common Stock for investment and not for resale.  The
Company does not,   however, intend to restrict or influence any employee in
the conduct of his/her own    affairs.  An employee may, therefore, sell stock
purchased under the Plan at any time    the employee chooses, subject to
compliance with any applicable Federal or state   securities laws; provided,
however, that because of certain Federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the
applicable right    showing the number of such shares disposed of.  THE
EMPLOYEE ASSUMES THE RISK OF ANY   MARKET FLUCTUATIONS IN THE PRICE OF THE
STOCK.

16.  AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN.  The Board of Directors may
at any time    terminate or amend this Plan without notice and without further
action on the part of    stockholders of the Company, provided:

     (a)  that no such termination or amendment shall adversely affect the
then existing       rights of any participating employee;

     (b)  that any such amendment which:

           (i) increases the number of Shares subject to the Plan (subject to
the                 provisions of Section 8);

          (ii) changes the class of persons eligible to participate under the Plan; or

         (iii) materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.


17.  EFFECTIVE DATE AND APPROVALS.  The Plan was initially adopted by the
Board and      stockholders of the Company on January 18, 1993 and become
effective as of said date.    The Plan was subsequently amended by the Board
on June 18, 1998, subject to the   approval of the Company's stockholders by
no later than June 18, 1999.


18. TERM OF PLAN. No rights shall be granted under the Plan after January 18, 2003.

     Date approved by the Board
     of Directors of the Company:       June 18, 1998

     Date approved by the
     Stockholders of the Company:       August 11, 1998













DS1-4519